Exhibit 99.1

iPic® Entertainment Announces Closing of its Initial Public Offering
Premium Entertainment Experience to Trade on the NASDAQ Under the Ticker Symbol “IPIC”

FOR IMMEDIATE RELEASE:

BOCA RATON, FL (February 1, 2018) – iPic® Entertainment Inc. (“iPic” or the “Company”) today announced that it has closed its initial public offering of 818,429 shares of Class A Common Stock at a public offering price of $18.50 per share for gross proceeds of $15.1 million. iPic® expects the stock to begin trading on the Nasdaq Global Market under the ticker symbol “IPIC” today, February 1, 2018.

Separately, the Company closed a private placement of $2.5 million from an affiliate of one of its existing investors, Regal Cinemas, which had previously invested $12 million at a price of $18.13 per share in April 2017. Additionally, PVR Cinemas, the largest exhibitor in India invested $4 million at the same price of $18.13 per share in December 2017.

“We are pleased to now have loyal guests and members of iPic, members of the investment community and leading industry exhibitors as stockholders of iPic Entertainment,” said Hamid Hashemi, founder and CEO. “With the proceeds raised from our IPO, we will be able to continue executing on the significant growth opportunities ahead to open new iPic locations and deliver our world-class hospitality experience to more of our fans around the country.”

iPic® intends to use the proceeds of the IPO for general corporate purposes, including opening new iPic® locations and renovating existing iPic locations.

TriPoint Global Equities, LLC, working with its online division BANQ® (www.banq.co), was the Lead Managing Selling Agent for the IPO; Roth Capital Partners, LLC was the Institutional Placement Book-Running Agent; and Telsey Advisory Group LLC was the Co-Manager for the offering.

“TriPoint has been a pioneer in Regulation A+ and the JOBS Act for years, having developed a methodology that allows companies to reach a diverse audience of investors and trade on a National Securities Exchange,” said Mark Elenowitz, CEO of TriPoint. “iPic Entertainment leads us into exciting new territory where premium experience brands can offer fans the opportunity to not only be a customer, but to be a stockholder as well.”

About iPic® Entertainment

Established in 2010 and headquartered in Boca Raton, FL, iPic® Entertainment is America’s premier luxury restaurant-and-theater brand. A pioneer of the dine-in theater concept, iPic® Entertainment’s mission is to provide visionary entertainment escapes, presenting high-quality, chef-driven culinary and mixology in architecturally unique destinations that include premium movie theaters and bar/restaurants. iPic® Theaters currently operates 16 locations with 121 screens in Arizona, California, Florida, Illinois, New Jersey, New York, Texas, Washington and Wisconsin and new locations planned for California, Connecticut, Philadelphia, and New York. For more information, visit www.ipic.com.

Forward-Looking Statements

This press release may include ''forward-looking statements.'' To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement that we have filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and iPic® Entertainment does not undertake any duty to update any forward-looking statements except as may be required by law.

Legal Disclaimer

The offering will be made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the U.S. Securities and Exchange Commission and has become qualified. The securities offered by iPic Entertainment Inc. are highly speculative. Investing in shares of common stock of iPic Entertainment Inc. involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and there can be no assurance that a public market will develop. For additional information on iPic Entertainment Inc., the offering, and any other related topics, please review the qualified Form 1-A offering circular that can be found at the following location: https://www.sec.gov/Archives/edgar/data/1720201/000121390018001071/f253g2_ipic.htm. Additional information concerning Risk Factors related to the offering, including those related to the business, government regulations, intellectual property and the offering in general, can be found at the following location: www.banq.co/listings/ipic#documentation and select the Risk Factors tab.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Investor Relations:

ICR

Melissa Calandruccio, CFA

iPicIR@icrinc.com

646-277-1273

Media Relations:

The Gab Group for iPic® Entertainment Corporate

Michelle Soudry

msoudry@thegabgroup.com

561-750-3500

Jonesworks
Stephanie Jones/Michelle Bower

ipic@jonesworks.com
212-839-0111

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